                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )


Filed by the registrant [X]
Filed by party other than the registrant  [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[x]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  VIRAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Roxanne K. Beilly, Esq.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6j(2)
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(45) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

--------------------------------------------------------------------------------

(2)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3)      Filing party:

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(4)      Date filed:

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                                      2

                                 VIRAGEN, INC.

                             2343 West 76th Street
                             Hialeah, Florida 33016

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ---------------


TO THE HOLDERS OF THE COMMON STOCK:

         PLEASE TAKE NOTICE that the 1995 Annual Meeting of Stockholders of Viragen, Inc., a Florida corporation (the "Company"), will be held at Don Schula's Hotel and Golf Club, Main Street, Miami Lakes, Florida 33014 on Friday, December 15, 1995 at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof, for the following purposes:

                 1. To elect seven directors to the Board of Directors until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

                 2.       To adopt the 1995 Amended Stock Option Plan;

                 3. The ratification of the appointment of independent auditors; and

                 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Proxy Statement dated November 9, 1995 is attached.

         The Board of Directors has fixed the close of business on November 1, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

         The financial statements of the Company for the fiscal year ended June 30, 1995 are contained in the accompanying Annual Report on Form 10-KSB. The Annual Report does not form any part of the material for the solicitation of proxies.

         Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       Dennis W. Healey, Secretary

Hialeah, Florida
November 9, 1995

THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                 VIRAGEN, INC.

                             2343 West 76th Street
                             Hialeah, Florida 33016

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

         The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Viragen, Inc., a Florida corporation (the "Company"), of proxies for use at the 1995 Annual Meeting of Stockholders ("Annual Meeting") to be held at Don Schula's Hotel and Golf Club, Main Street, Miami Lakes, Florida 33014 on Friday, December 15, 1995, at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report on Form 10-KSB of the Company for the fiscal year ended June 30, 1995, is being mailed together with this Proxy Statement and form of Proxy. The date of mailing of this Proxy Statement and form of Proxy is approximately November 9, 1995.

                      OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on November 1, 1995, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated, the appointment of the Company's auditors and the approval of the newly established 1995 Amended Stock Option Plan will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

         As of November 1, 1995, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 35,436,782 shares of the Common Stock of the Company, $.01 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on the ratification of the appointment of the Company's independent auditors and on the adoption of the 1995 Amended Stock Option Plan. Abstentions and broker non-votes have no effect for the election of directors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned at September 15, 1995, (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more the Company's Common Stock, (ii) by each of the Company's directors, and (iii) by all officers and directors as a group. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At September 15, 1995, there were 35,355,532 shares of Common Stock of the Company outstanding.

                                           Amount
                                           Nature of                         Percent
Name and Address                           Beneficial                           of
of Beneficial Owner                        Ownership(1)                      Class(2)
-------------------                        ------------                      --------
Gerald Smith                               1,162,847(3)                        3.2%

Robert H. Zeiger                           1,000,000(4)                        2.7%

Dennis W. Healey                             600,000(5)                        1.7%

Peter D. Fischbein                           300,000(6)                        0.8%

Sidney Dworkin, Ph.D.                        225,244(7)                        0.6%

Jay M. Haft                                  320,744(8)                        0.9%

William B. Saeger                          1,767,776(9)                        5.0%

Officers & Directors
(as a Group 8 persons)                     5,937,866                         116.5%

------------------
(1) Based upon information furnished to the Company by the principal security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and dispositive power with respect to their shares.

(2) Based on 35,355,532 shares of Common Stock outstanding as of September 15, 1995. Exclusive of (i) 14,697 shares of Common Stock reserved for issuance pursuant to conversion of 3,450 outstanding shares of Preferred Stock each convertible into 4.26 shares of Common Stock; and
         (ii) 6,315,999 shares of Common Stock reserved for issuance pursuant to exercise of options and warrants of the Company.

(3) Mr. Smith is Chairman of the Board of Directors and President of the Company. Includes (i) 362,847 shares owned directly by Mr. Smith;
         (ii) 750,000 options exercisable at $.30 per share pursuant to Mr. Smith's Employment Agreement; and (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 1,600,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan (as defined herein).

(4) Mr Zeiger is Chief Executive Officer, Chief Operating Officer and a Director of the Company. Includes 1,000,000 Common Stock purchase options exercisable at $.96 per share pursuant to Mr. Zeiger's Employment Agreement. Does not include 100,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.

(5) Mr. Healey is Executive Vice President, Treasurer, Chief Financial Officer, Secretary and a Director of the Company. Includes (i) 425,000 shares held in Mr. Healey's name; (ii) 125,000 options exercisable at $.30 per share pursuant to Mr. Healey's Employment Agreement; and (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 500,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.

(6) Mr. Fischbein is a Director of the Company. Includes (i) 125,000 shares held in Mr. Fischbein's name; (ii) 125,000 options exercisable at $.30 per share pursuant to a Sale of Stock and Stock Option Agreement and (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 225,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.

(7) Mr. Dworkin is a Director of the Company. Includes (i) 175,244 shares owned directly by Mr. Dworkin and his wife; and (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 100,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.

(8) Mr. Haft is a Director of the Company. Includes (i) 220,744 shares owned directly by Mr. Haft; (ii) 50,000 options exercisable at $.30 per share and (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 100,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.

(9) Mr. Saeger is a Director of the Company. Includes (i) 26,100 shares owned directly by Mr. Saeger; (ii) 1,691,676 shares held by Fundamental Management Corp. and Hedge Fund Management. Mr. Saeger holds a controlling position as Fund Manager of the Fundamental Fund Group, holder of these shares and is considered a beneficial owner and; (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994. Does not include 100,000 options exercisable at $.50 per share granted subsequent to September 15, 1995, pursuant to the provisions of the Plan.


                             ELECTION OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth below. Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                             NOMINEES FOR ELECTION

                                                                                           Served as
                                                   Position with                           Officer and/or
Name                              Age              the Company                             Director Since
----                              ---              -----------                             --------------
Gerald Smith                      64       Chairman of the Board and                            1994
                                           President                                            1993

Robert H. Zeiger                  51       Chief Executive Officer                              1995
                                           and Director

Dennis W. Healey                  47       Executive Vice President,                            1993
                                           Treasurer, Chief Financial                           1994
                                           Officer, Secretary and                               1981
                                           Director                                             1989

Peter D. Fischbein                55       Director                                             1981
                                                                                                1994

Sidney Dworkin, Ph.D.             73       Director                                             1994

Jay M. Haft                       59       Director                                        1994

William B. Saeger                 43       Director                                        1994

         Gerald Smith, in accordance with the February 1993 Stock Agreement, became a Director on February 5, 1993, the date of the Initial Purchase by Cytoferon Corp. ("Cytoferon"). On May 12, 1993, Mr. Smith became President of the Company. In June 1994, Mr. Healey relinquished his position as Chairman of the Board of Directors in favor of Mr. Smith. Mr. Smith is Chairman of the Board, Chief Executive Officer and President of Cytoferon. Since 1982, he was a principal stockholder, President, Chief Executive Officer and director of Business Development Corp ("BDC"), which has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint Venture. From August 1991 to December 1991, Mr. Smith was the Chief Executive Officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith is also the President, Chief Executive Officer and a director of Cinescopic Corporation and International Database Service, Inc., computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith has discontinued BDC's operations in order to devote all of his time to the Company. See Transactions with Management.

         Robert H. Zeiger was appointed Chief Executive Officer and Chief Operating Officer and was elected as a Director in May 1995. Mr. Zeiger is a pharmaceutical executive. From 1985 to 1994, Mr. Zeiger was employed by GLAXO, Inc., Research Triangle Park, North Carolina, serving as Vice President and General Manager of their Dermatological Division from 1985 to 1988, Vice President and General Manager of Alan & Hansburgs from 1988 to 1991, and Vice President and General Manager of Glaxo Pharmaceuticals from 1991 to 1994. Mr. Zeiger also served as Vice President, Marketing and Sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985, as National Sales Manager to Knoll Pharmaceutical Company, Whipping, New Jersey from 1971 to 1979.

         Dennis W. Healey was appointed Chairman of the Board and Chief Executive Officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as Chairman of the Board to Mr. Smith and in July 1994, relinquished the position of Chief Executive Officer upon the employment of Mr. Fistel.
Upon Gerald Smith becoming President on May 12, 1993, Mr. Healey became Executive Vice President and has served as Chief Financial Officer and Treasurer of the Company since 1980. Mr. Healey was appointed Secretary in 1994. Mr. Healey is Senior Vice President, Principal Financial Officer and Treasurer of Medicore, Inc. ("Medicore") and was appointed Executive Vice President of its Techdyne affiliate in November 1991. Mr. Healey is a Certified Public Accountant and joined Medicore in 1976 as its controller. He is also Treasurer of most of Medicore's subsidiaries and serves as Vice President of Dialysis Corporation of America ("DCA"), a subsidiary of Medicore and Secretary, Treasurer and director of other DCA subsidiaries. Mr. Healey devotes approximately 75% of his business time to the affairs of the Company.

         Peter D. Fischbein is an attorney who has been practicing law for approximately 30 years. Mr. Fischbein served as the Company's Secretary between May and December 1994. His former firm on occasion represented the Company, Medicore and the Viragen Research Associates Limited Partnership ("Limited Partnership") which has certain contracts with the Company. Mr. Fischbein is also a director of Medicore (since 1984) and Techdyne (since
1985). Mr. Fischbein has been a general partner of several limited partnerships engaged in oil exploration and real estate development. See Transactions with Management.

         Sidney Dworkin, Ph.D., elected a Director in August 1994, was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chief Executive Officer of Stonegate Trading, Inc., an importer and exporter of various health, beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Global International, Inc., which is involved in the sale and leasing of modular buildings to hospitals and radiology groups. Between 1993 and the present, Dr. Dworkin has also served as Chairman of the Board of Comtrex Systems, which is engaged in the provision of data processing services. In addition, between July 1988 and the present, Dr. Dworkin has served as Chairman of the Board of General Computer Corp., which is engaged in the marketing of data processing equipment. Dr. Dworkin also serves on the Board of Directors of CCA Industries, Inc., Interactive Technologies, Inc. and Northern Technologies International Corporation, all of which are publicly-traded companies.

         Jay M. Haft, elected a Director in August 1994, is an attorney and of counsel to Parker Duryee Rosoff & Haft, New York, NY and Ruden, McCloskey, Smith, Schuster & Russell, P.A., Ft. Lauderdale, FL and has been a practicing lawyer since 1959. Mr. Haft has specialized in the representation of emerging growth companies, and has participated in fund raising for a number of leading edge medical technology companies.

         William B. Saeger, elected a Director in August 1994, is a Certified Public Accountant with 16 years experience in corporate strategic planning, financial and tax planning, acquisitions, corporate capitalizations, analysis and management of financial assets. Mr. Saeger has served as a portfolio manager and analyst for a number of funds and is currently Vice President of Fundamental Management and serves as a director of Telemac Cellular Corp. Mr. Saeger has also written for financial publications on federal taxation and investment portfolio management.

         There is no family relationship between any of the officers and directors.

         The term of office for the Company's Directors is one year and they serve until the next annual meeting of stockholders. The Company has not had an annual meeting since 1990, although a special meeting was held in May 1993.

         Cytoferon, a former affiliate of the Company of which Gerald Smith was an executive officer, director and principal stockholder, failed to file a Form 4 on a timely basis reflecting the conversion of convertible debentures previously reported as well as the sale of common stock of Cytoferon which carried the right to acquire 74,999 shares of Common Stock of the Company. Gerald Smith, as the beneficial holder of such securities in his capacity as an executive officer, director and principal stockholder of Cytoferon, similarly failed to file the corresponding Form 4 for such transactions for December 1994.

         All duly submitted and unrevoked Proxies will be voted FOR the Board's nominees, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board, or, if none is so designated, to vote for the persons in accordance with their judgment. Proxies cannot be voted for the election of more than eight persons to the Board.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

         The following table sets forth information concerning the compensation and employment agreements of the Chief Executive Officers of the Company and two other most highly compensated executive officers as of June 30, 1995.

                                                                                                            All Other
                                                      Other Annual       Restricted                    --------------------
Name and                                          -------------------      Stock        Options/        LTIP     Other
Principal Position       Year         Salary      Bonus   Compensation     Awards       SARS(#)        Payouts  Compensation
------------------       ----         ------      -----   ------------     ------       --------       ---------------------
Gerald Smith, Chairman   1995        $ 70,000     $    0     $ 9,317          --        50,000(5)        --          --
of Board and Pres.(1)    1994        $      0     $7,500     $     0          --             --          --          --
                         1993        $      0     $    0     $     0          --             --          --          --

Dennis W. Healey,        1995        $ 75,000     $    0     $10,167          --        50,000(6)        --          --
Exec. V.P., Treasurer,   1994        $ 75,000     $    0     $     0          --             --          --          --
CFO and Director(2)      1993        $  7,200     $    0     $     0          --             --          --          --

Charles F. Fistel,       1995        $106,615     $    0     $19,208          --             --          --          --
Exec. V.P., CEO          1994
(former)(3)              1993

Robert H. Zeiger,        1995        $ 11,538     $    0     $     0          --             --          --          --
CEO, Director(4)         1994
                         1993

(1) Mr. Smith is Chairman of the Board, Chief Executive Officer and President of Cytoferon, a former affiliate of the Company. Cytoferon previously had a consulting and marketing agreement with the Company pursuant to which Cytoferon was entitled to receive consulting fees, commissions, fees for certain foreign transactions and foreign royalties.

         In November 1993, as modified on December 15, 1994, Mr. Smith entered into a two-year employment agreement expiring November 18, 1995, with the Company at no salary. The agreement provided for the sale of 750,000 shares of common stock at $.30 per share payable through the issuance of a promissory note with the shares being issued into escrow pending cash payments reflecting the shares to be released from escrow in increments of no less than $3,000. These shares were purchased through the issuance of a note in the principal amount of $217,500 in April 1994 with Mr. Smith receiving a bonus equal to the par value ($7,500) of shares purchased. On May 15, 1995, the Company forgave Mr. Smith's note in lieu of bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of Directors. The agreement also provided for the issuance of 750,000 options to purchase common stock subject to meeting certain production related or capital raising criteria. The criteria were successfully met with the closing of the Company's $3.5 million Private Placement in August 1994 and, accordingly, these options became exercisable.

         Mr. Smith had an employment agreement with Cytoferon effective June 2, 1992, for a term ending June 30, 1995. He was provided with an annual salary of $120,000 the first year, $130,000 the second year and $140,000 the third year. The salary for the period prior to May 12, 1993, the completion of the Stock Agreement, was accrued and was payable from available cash. Mr. Smith was entitled to participate in any Cytoferon benefit plans of which there were none. The Cytoferon employment agreement further provided Mr. Smith with certain severance arrangements if there was a change in control of Cytoferon or the Company. In August 1994, the Board of Directors of the Company voted to terminate the Management and Marketing Services Agreement with Cytoferon, terminating all fees payable thereunder, concurrent with the issuance of the 1,750,000 contingently issuable shares subject to receipt of a fairness opinion which was subsequently received. In connection with this transaction, the Company agreed to assume the obligations of Mr. Smith's employment agreement with Cytoferon through November 18, 1995. The Company has entered into a two-year employment agreement with Mr. Smith, effective October 6, 1995, under terms similar to his current employment agreement, modified to increase his salary by $20,000 and $10,000 for the first and second years, respectively. See Transactions with Management.

(2) In April 1994, as modified on December 15, 1994, Mr. Healey entered into an employment agreement expiring November 18, 1995, with the Company at an annual salary of $75,000. The agreement provides for health, life and similar employee benefits generally made available to other employees of the Company, an automobile and related expenses. The agreement further provided for the sale of 125,000 shares of common stock at $.30 per share payable through the issuance of a promissory note with the shares being issued into escrow pending cash payments reflecting the shares to be released from escrow in increments of no less than 10,000 shares. These shares were purchased in June 1994 through the issuance of a note in the principal amount of $36,250, with Mr. Healey receiving a bonus equal to the par value ($1,250) of the shares purchased. On May 15, 1995, the Company forgave Mr. Healey's note in lieu of bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of Directors. The agreement also provides for the issuance of 125,000 options to purchase common shares at $.30 per share subject to the Company reaching certain production levels or raising certain minimums in capital during the employment contract period, consistent with similar provisions contained in Mr. Smith's November 1993 employment agreement. These criteria were met in August 1994 and, accordingly, these options became exercisable. The Company has entered into a two-year employment agreement with Mr. Healey, effective October 6, 1995, under terms similar to his current employment agreement, modified to increase his salary by $5,000 and $5,000 for the first and second years, respectively.

(3) On July 1, 1994, as modified on December 15, 1994, the Company entered into a two-year employment agreement expiring July 1, 1996, with Charles Fistel to serve as Chief Executive Officer (which position he relinquished to Mr. Zeiger in May 1995, assuming the position of Executive Vice President) at an annual salary of $110,000. The agreement provides for health, life, and similar employee benefits generally made available to other employees of the Company, use of an automobile and related expenses. The agreement provides for the issuance of options to purchase the aggregate of 300,000 shares of common stock at an exercise price of $.30 per share, exercisable with respect to 150,000 shares commencing June 30, 1995, through July 1, 1999, and exercisable for the remaining 150,000 shares commencing June 30, 1996, through July 1, 2000. The right to exercise such options have accelerated based on the Company having raised certain minimums in capital.

(4) On May 9, 1995, the Company entered into a two-year employment agreement expiring May 1, 1997, with Robert H. Zeiger to serve as Chief Executive Officer and Chief Operating Officer of the Company at an annual salary of $120,000. The agreement provides for health, life and similar employee benefits generally made available to other employees of the Company, use of an automobile and related maintenance expenses and reimbursement for expenses incurred in fulfilling his normal responsibilities to the Company. The agreement provides for the issuance of options to purchase the aggregate of 1,000,000 shares of Common Stock of the Company at an exercise price of $.96 per share, exercisable with respect to 500,000 shares commencing May 8, 1997, through May 8, 2001. The right to exercise such options may be accelerated upon the occurrence of certain material corporate transactions. The options are terminable prior to the lapse of their respective terms only if Mr. Zeiger's employment should be terminated for cause, and, in that event, the options must be exercised to the extent that they have theretofore accrued within 90 days of such termination.

(5) Does not include 1,600,000 options granted subsequent to June 30, 1995, pursuant to the provisions of the Plan.

(6) Does not include 500,000 options granted subsequent to June 30, 1995, pursuant to the provisions of the Plan.

TRANSACTIONS WITH MANAGEMENT

         Gerald Smith, Chairman of the Board of Directors, President and Director of the Company, is the sole stockholder of Cytoferon, a former active affiliate of the Company.

         Peter D. Fischbein is a Director of the Company, and a director of Medicore and Techdyne, was a member of a law firm, now dissolved, which firm acted as counsel to the Company, and Medicore from time to time. Mr. Fischbein's firm also handled the legal work for the Limited Partnership which has licensing agreements with the Company. In December 1994, Mr. Fischbein resigned as Secretary of the Company. In July 1994, Mr. Fischbein, in recognition for several years' services as a Director of the Company, was provided the right to purchase 125,000 shares of Common Stock at $.30 per share (market price at that time was approximately $.53 per share), payable through the issuance of a note in the principal amount of $36,250, with Mr. Fischbein receiving a bonus equal to the par value ($1,250) of the shares purchased. On May 15, 1995, the Company forgave Mr. Fischbein's note in lieu of a bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of Directors.

         On February 5, 1993, the Stock Agreement with Cytoferon was executed, the initial $100,000 investment was made by Cytoferon and Gerald Smith, Chief Executive Officer, director and principal of Cytoferon became a Director of the Company. Upon Cytoferon's additional investment in May 1993, pursuant to which Cytoferon had invested $1,000,000 for 6,000,000 shares of Common Stock of the

Company, Seymour Friend resigned as director. Mr. Friend is an officer and director of Medicore. In May 1993, Cytoferon moved its offices to the Company's facilities in Hialeah, Florida. In November 1993, the Company entered into the Additional Stock Purchase Agreement with Cytoferon and thereafter, issued 1,333,333 shares of common stock to Cytoferon for an additional investment of $400,000.

         In connection with Cytoferon's investments, the Company entered into a Marketing and Management Services Agreement ("MMS Agreement") with Cytoferon pursuant to which agreement Cytoferon became consultant to and exclusive distributor of products of the Company not approved by the U.S. Food and Drug Administration ("FDA") for national distribution in exchange for certain fees and commissions. The MMS Agreement provided for a management consulting fee of $240,000 per year subject to Cytoferon meeting certain per year and aggregate initial term and renewal term sales requirements. In addition, the MMS Agreement provided that Cytoferon was to have been the exclusive worldwide distributor, subject to maintaining certain sales minimums for all of the Company's non-FDA approved products for three years, a 4% sales commission on such sales, 50% of all fees received by the Company from the sale of any foreign franchises, licenses, technology transfer or joint venture agreements and 20% of any ongoing foreign royalty payments.

         Cytoferon had obtained funds for such investments through sale of $2,181,500 principal amount of its Debentures between February 1993 and March 1994 (net of $849,250 of Debentures which were retired as a result of the settlement of the Cytoferon Debenture holders' suit against Cytoferon, Viragen and certain other parties). Each of the series of Debentures issued by Cytoferon carried an identical interest rate of 8.5%, were convertible into Common Stock of Viragen at $.30 per share and were secured by Common Stock of Viragen acquired through Cytoferon's investment in Viragen. The Cytoferon's Debentures were converted into 7,271,666 shares of Common Stock of Viragen in December 1994, at which time accrued interest of $133,364 was converted into 444,547 shares of Common Stock of Viragen also at a conversion ratio of $.30 per share.

         The Company's management believed it was in the long-term best interest of the Company to unify and consolidate management functions and efforts and eliminate conflicts that could arise by virtue of minimum sales requirements that could be inconsistent with the Company's plans to introduce new production technologies and refinement of related protocols. Accordingly, the Company executed the Subsequent Agreement, subject to receipt of a fairness opinion received in December 1994, which terminated the MMS Agreement, the Stock Purchase Agreement and Additional Stock Purchase Agreement and accelerated the issuance of the 1,750,000 shares previously contingently issuable under the Additional Stock

Agreement concurrent with the cancellation of the aforementioned agreements.

         Messrs, Sydney Dworkin, Jay M. Haft, and William B. Saeger, Directors of the Company, Mr. Jerome E. Treisman, a former director, and Charles F. Fistel, an Executive Vice President of the Company, purchased Cytoferon 8 1/2% Convertible Debentures in the respective principal amounts of $40,000, $62,500, $150,000, $22,500 and $50,000 which were convertible into common stock of the Company. The principal amount of such Debentures together with accrued interests were converted, effective September 30, 1994, at $.30 per share and accrued interest into 175,244 shares, 220,744 shares, 533,766 shares, 78,668 and 177,922 shares of common stock of the Company.

         In November 1993, the Company issued $200,000 in 8 1/2%, three-year convertible debentures. These debentures were converted at $.30 per share in 666,668 shares of common stock on October 31, 1994. These shares are held by Fundamental Management Corp. and Hedge Fund Management, which are investment funds managed by William B. Saeger, a Director of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE.


            PROPOSAL RELATING TO THE 1995 AMENDED STOCK OPTION PLAN

         On May 15, 1995 the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1995 Stock Option Plan." A copy of the 1995 Stock Option Plan is attached to this proxy statement as Appendix A. On September 22, 1995, the Board of Directors amended the 1995 Stock Option Plan (collectively the "Plan") to define certain terms and clarify the minimum exercise price of the Non-Qualified Options, described herein, as not less than 55% of the fair market value. Stockholders will be asked at the meeting to vote on a proposal to adopt the Plan. The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A.

         The Board of Directors have determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

         Under the Plan, the Company has reserved an aggregate of 4,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non- Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

         Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 15, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

         The following discussion is based on federal income tax laws and regulations in effect on March 31, 1995. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

         If the Plan is approved by the stockholders effective September 22, 1995, the Company will have granted 1,985,000 Plan Options.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1995 AMENDED STOCK OPTION PLAN SET FORTH ABOVE.

                     APPOINTMENT OF THE COMPANY'S AUDITORS

         The appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended June 30, 1996, will be ratified.

         Although the Board of Directors of the Company is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1996.


                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.


                                 OTHER MATTERS

         Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.


                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than July 1, 1996, for inclusion in the Proxy Statement and Proxy relating to the 1996 Annual Meeting of Stockholders.


                   AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1995, has been included in this Proxy Statement, but exclusive of certain exhibits filed therewith, including related exhibits as filed with the Securities and

Exchange Commission, is available without charge to stockholders upon request to Gerald Smith, President, 2343 West 76th Street, Hialeah, Florida 33016.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     Dennis W. Healey, Secretary

Hialeah, Florida
November 9, 1995

                                                                      APPENDIX A


                                    AMENDED
                                 VIRAGEN, INC.
                             1995 STOCK OPTION PLAN


1. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the VIRAGEN, INC. 1995 STOCK OPTION PLAN (the "Plan"), the Board of Directors (the "Board") or, the Compensation Committee (the "Stock Option Committee") of Viragen, Inc. (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's $.01 par value common stock (the "Stock").

2. Type of Options. The Board or the Stock Option Committee is authorized to issue Incentive Stock Options ("ISOs") which meet the requirements of Section Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non Statutory Options ("NSOs"), or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 4,000,000 shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan.
Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of

Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4.               Eligible Persons.

                 (a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

                 (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or by any subsidiary of the Corporation or (iii) any consultant of the Corporation or by any subsidiary of the Corporation.

5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option.
However, no term shall be
set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6. Option Price. The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value,
(ii) in the case of an ISO granted to a ten percent or greater stockholder, 110 percent of the fair market value, or (iii) in the case of an NSO, not less than 55% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

                 (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

                 (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

7. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property or Corporation stock, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or
(ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

8. Grant of Reload Options. In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.

9. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 20 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

10. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

11. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

                 (a) An ISO may only be granted within ten (10) years from May 15, 1995, the date that this Plan was originally adopted by the Corporation's Board of Directors.

                 (b) An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

                 (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

                 (d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

                 (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

                 (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

                 (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

                 (h) This Plan was adopted by the Corporation on May 15, 1995, by virtue of its approval by the Corporation's Board of Directors. Approval by the stockholders of the Corporation is to occur prior to May 15, 1996.

12. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

13. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

14.              Exercise in the Event of Death of Termination or Employment.

                 (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the optionee's death, whichever date is earlier.

                 (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

                 (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 14, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

                 (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment.

15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty
(30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

16. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

17. Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

18. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

19. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraphs 20 and 21.

20. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation's Board of Directors.

21. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.

                 If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         1. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

         2. Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

         3.               Name.  The Plan shall be known as the "Viragen, Inc.
1995 Stock Option Plan."

         4. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 2343 West 76th Street, Hialeah, Florida 33016, and when addressed to the Committee shall be sent to it at 2343 West 76th Street, Hialeah, Florida 33016, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

         5. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

         6. Effective Date. This Plan, the Viragen, Inc. 1995 Stock Option Plan, was adopted by the Board of Directors of the Corporation on
May 15, 1995.   The effective date of the Plan shall be the same date.

         Dated as of September 22, 1995.

                                    VIRAGEN, INC.



                                    By:___________________________
                                    Its:  President

                                                                     APPENDIX B


       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                 VIRAGEN, INC.
          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 15, 1995

    The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Miami Lakes, Florida on Friday, December 15, 1995, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

    1. ELECTION OF DIRECTORS. NOMINEES: Gerald Smith, Robert H. Zeiger, Dennis
W. Healey, Peter D. Fischbein, Sidney Dworkin, Ph.D., Jay M. Haft and William B. Saeger.
        / / FOR ALL NOMINEES LISTED (Except as specified here:               )
                                                              ---------------

                                        OR

        / / WITHHOLDING AUTHORITY to vote for all nominees listed above

    2. Proposal to adopt the 1995 Amended Stock Option Plan.

               / / FOR          / / AGAINST          / / ABSTAIN

    3. Proposal to Ratify the Appointment of Independent Auditors.

               / / FOR          / / AGAINST          / / ABSTAIN

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                                              Dated                       , 1995
                                                   -----------------------


                                             ----------------------------------
                                                         (Signature)


                                             ----------------------------------
                                                         (Signature)

                                              Where there is more than one
                                              owner, each should sign. When
                                              signing as an attorney,
                                              administrator, executor, guardian
                                              or trustee, please add your full
                                              title as such. If executed by a
                                              corporation or partnership, the
                                              proxy should be signed in the
                                              corporate or partnership name by a
                                              duly authorized officer or other
                                              duly authorized person, indicating
                                              such officer's or other person's
                                              title.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.